SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  April 29, 2003

                           NEWELL RUBBERMAID INC.
           (Exact Name of Registrant as Specified in its Charter)

          DELAWARE               1-9608              36-3514169
          --------               ------              ----------
       (State or Other         (Commission          (IRS Employer
        Jurisdiction          File Number)       Identification No.)
      of Incorporation)

          Deerfield Corporate Centre One
           13010 Morris Road, Suite 100
                Alpharetta, Georgia                     30004
          -------------------------------             ---------
          (Address of Principal Executive             (Zip Code)
                      Offices)

     Registrant's telephone number, including area code:  (770) 670-2232

          29 East Stephenson Street, Freeport, Illinois 61032-0943 (Former name or former address, if changed since last report)







   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS

             (c)  Exhibits.

                  Exhibit
                  Number                   Description
                  -------                  -----------

                  99.1 Press Release, dated April 29, 2003, issued by Newell Rubbermaid Inc.


   ITEM 9.   REGULATION FD DISCLOSURE (ALSO BEING PROVIDED UNDER NEW
             ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION).

   The information in this Report, including the Exhibit attached hereto, is furnished pursuant to Item 9 and Item 12 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

   On April 29, 2003, Newell Rubbermaid Inc. (the "Company") reported its results for the first fiscal quarter ended March 31, 2003. The Company's press release, dated April 29, 2003, is attached as
   Exhibit 99.1.

   The press release contains non-GAAP financial measures. For purposes of SEC Regulation G, a "non-GAAP financial measure" is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided, as a part of the press release, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure. (For certain other statistical measures that are not non-GAAP financial measures, the Company has provided other supplemental information, also as part of the press release.)

   The Company has used the financial measures that are included in the press release for several years, both in presenting its results to

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   stockholders and the investment community and in its internal evaluation and management of its businesses. The Company's management believes that these measures -- including those that are "non-GAAP financial measures" -- and the information they provide are useful to investors because they permit investors to view the Company's performance using the same tools that Company management uses and to gauge the Company's progress in achieving its stated goals.

   The Company's management believes that the individual measures are also useful to investors for more specific reasons:

        Operating income, excluding restructuring and other charges, as a percentage of sales. This measure is also useful to investors because it provides information with respect to operating income related to continuing operations after the restructuring plan is completed.

        Free cash flow: Cash flow provided by operations, net of dividends and capital expenditures. This measure is also useful to investors because it is an indication of amounts of cash flow that may be available for further investment in future growth initiatives.

        Diluted earnings per share, excluding restructuring and other charges. This measure is also useful to investors because it provides information with respect to earnings per share related to continuing operations after the restructuring plan is completed.

   The other purpose for which the Company uses free cash flow and earnings per share, excluding restructuring and other charges, is as two of the performance goals that help determine the amount, if any, of cash bonuses for corporate management employees under the Company's management cash bonus plan.













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                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NEWELL RUBBERMAID INC.


   Date:     April 29, 2003      By:  /s/ Andrea L. Horne
                                      -------------------------------
                                      Andrea L. Horne
                                      Vice President - Corporate
                                      Development and Corporate Secretary







































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                                EXHIBIT INDEX

          Exhibit No.     Description
          -----------     -----------

          99.1 Press Release, dated April 29, 2003, issued by Newell Rubbermaid Inc.














































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